Exhibit 8.1

Our principal subsidiaries as of December 31, 2013, are listed below. All other subsidiaries, if considered in the aggregate, would not constitute a significant subsidiary under Rule 1-02(w) of Regulation S-X.

COMPANY NAME	JURISDICTION UNDER WHICH ORGANISED
United States
Action Holdings, Inc.	Delaware
AKQA, Inc.	California
Burson-Marsteller, LLC	Delaware
Competitive Media Reporting LLC	Delaware
Geometry Global LLC	New York
Glover Park Group LLC	Delaware
Grey Global Group LLC	Delaware
Grey Healthcare Group LLC	New York
Group M Worldwide, LLC	Delaware
I-Behavior LLC	Delaware
J. Walter Thompson Company Limited	Delaware
J. Walter Thompson U.S.A., LLC	Delaware
KBM Group LLC	Delaware
Landor Ohio LLC	Delaware
Landor, LLC	Delaware
Lightspeed, LLC	Delaware
Marketing and Planning Systems LLC	Delaware
Maxus Communications LLC	Delaware
Mediacom Worldwide LLC	Delaware
Mediaedge:CIA LLC	Delaware
Millward Brown, LLC	Illinois
Mindshare USA, LLC	New York
Ogilvy CommonHealth Worldwide LLC	Delaware
Ogilvy Public Relations Worldwide, Inc.	Delaware
OgilvyOne, LLC	Delaware
Penn, Schoen, Berland Associates, LLC	Delaware
Sudler & Hennessey, LLC	Delaware
TeamDetroit, LLC	Delaware
The Ogilvy Group LLC	Delaware
TNS US, LLC	Pennsylvania
VML, Inc.	Missouri
WPP Group U.S. Finance LLC	Delaware
WPPIH 2001, Inc	Delaware
Wunderman Worldwide, LLC	Nevada
Xaxis, Inc.	Delaware
Young & Rubicam Inc	Delaware

COMPANY NAME	JURISDICTION UNDER WHICH ORGANISED
Non-US
Mediacom Australia Pty Limited	Australia
Newdesign Participações Ltda	Brazil
Y&R Propaganda Ltda	Brazil
J. Walter Thompson Company Limited La Compagnie	Canada
GroupM (Shanghai) Advertising Co. Ltd	China
J. Walter Thompson Bridge Advertising Co. Ltd.	China
Millward Brown ACSR Co. Ltd	China
Kantar SAS	France
Media Insight SNC	France
Advanced Techniques Group (ATG) GmbH	Germany
Commarco GmbH	Germany
GroupM Competence Center GmbH	Germany
groupm Germany GmbH	Germany
MEC GmbH	Germany
MediaCom Agentur für Media-Beratung GmbH	Germany
MediaCom Hamburg GmbH	Germany
MindShare GmbH	Germany
TNS Infratest GmbH	Germany
Always (Shanghai) Marketing Services Co Ltd	Hong Kong
Total Glory International Limited	Hong Kong
GroupM Media India Pvt Ltd	India
Hindustan Thompson Associates Private Limited	India
Ogilvy & Mather Pvt Ltd	India
CIA Medianetwork Club Srl	Italy
CIA Medianetwork Milano Srl	Italy
Mindshare SpA	Italy
WPP Luxembourg Gamma Sarl	Luxembourg
WPP Luxembourg Gamma Three Sarl	Luxembourg
WPP Luxembourg Sarl	Luxembourg
JWT México, S.R.L. de C.V.	Mexico
Cavendish Square Holding BV	Netherlands
Lightspeed Research B.V.	Netherlands
WPP US Investments BV	Netherlands

COMPANY NAME	JURISDICTION UNDER WHICH ORGANISED
Kantar Media S.A.	Spain
Mediacom Iberia SA	Spain
Mediaedge:CIA SL	Spain
Mindshare Spain SA	Spain
Vinizius Young & Rubicam SL	Spain
AKQA Limited	United Kingdom
Creative Services Unit Limited	United Kingdom
Enduring Organisation	United Kingdom
Flexible Organisation	United Kingdom
J. Walter Thompson Group Limited	United Kingdom
Kinetic Worldwide Limited	United Kingdom
Lightspeed Research Ltd	United Kingdom
Maxus Communications (UK) Limited	United Kingdom
MediaCom UK Limited	United Kingdom
Mediaedge:CIA UK Limited	United Kingdom

COMPANY NAME	JURISDICTION UNDER WHICH ORGANISED
Mediaedge:CIA Worldwide Limited	United Kingdom
Millward Brown UK Limited	United Kingdom
Mindshare Media UK Limited	United Kingdom
Ogilvy & Mather Group (Holdings) Limited	United Kingdom
Ogilvyone Worldwide Limited	United Kingdom
TNS Group Holdings Limited	United Kingdom
TNS UK Limited	United Kingdom
WPP 2005 Limited	United Kingdom
WPP 2008 Limited	United Kingdom
WPP Finance 2010	United Kingdom
WPP Finance Co. Limited	United Kingdom
WPP Jubilee Limited	United Kingdom
WPP No. 2337 Limited	United Kingdom
WPP Pearls Limited	United Kingdom
Young & Rubicam Group Limited	United Kingdom

2